EXHIBIT 10.7

ASSIGNMENT OF PURCHASE AGREEMENT

THIS AGREEMENT made as of the 25th day of January, 2002,

BETWEEN:

CERTICOM CORP.

(“Certicom”)

-and-

NORTHWEST VALUE PARTNERS INC.

(“Northwest”)

-and-

PAULS PROPERTIES CORPORATION

(“Pauls”)

WHEREAS:

A.  Certicom is the sole tenant of those lands and premises consisting of a one storey “flex” office building (the “Building”) having a main floor area of approximately 127,000 square feet and mezzanine area of approximately 14,000 square feet, known municipally as 1980 Matheson Boulevard East, in the City of Mississauga, Ontario (the “Property”) pursuant to a lease dated October 12, 2000, (the “Lease”) entered into between Pauls, as landlord, and Certicom, as tenant;

B.  Certicom has entered into an agreement of purchase and sale (the “Purchase Agreement”) dated October 25, 2001 with Pauls to purchase the Property and surrender the Lease; and

C.  Certicom has agreed to assign the Purchase Agreement to Northwest and Northwest has agreed to assume the Purchase Agreement upon the terms and conditions set out therein except to the extent otherwise provided for herein;

NOW THEREFORE, in consideration of the mutual covenants and agreements set out in this agreement and other good and valuable consideration (the receipt and adequacy of which are acknowledged) the parties covenant and agree as follows:

1.  Assignment of Purchase Agreement:    Certicom hereby transfers, assigns and sets over unto Northwest, its successors and assigns, all of the right, title and interest of

Certicom in and to the Purchase Agreement and Northwest hereby assumes from Certicom the foregoing transfer and assignment, subject to the terms set out herein.

2.  Covenant to Perform:    Northwest hereby covenants with Certicom and Pauls to assume all of the obligations and liabilities of Certicom under the Purchase Agreement (except with respect to the surrendering of the Lease and the payment of any brokerage fees and the like under section 9.16 of the Purchase Agreement, all of which Certicom shall continue to be responsible for) and to indemnify and hold harmless Certicom only for those obligations and liabilities arising from the period commencing on the date hereof (except as noted in this paragraph 2). Northwest acknowledges receiving and reviewing a copy of the Purchase Agreement.

3.  Consent to Assignment:    Pauls hereby consents to the assignment of the Purchase Agreement by Certicom to Northwest, reserving nevertheless all of its rights and remedies pursuant to the Purchase Agreement against Certicom. This consent shall in no way affect or release Certicom from its covenants and obligations under the Purchase Agreement.

4.  Waiver of Purchaser’s Conditions:    Northwest hereby waives the conditions for purchaser provided in subsection 5.02(a) of the Purchase Agreement. Certicom hereby consents to, and Pauls hereby acknowledges receipt of, such waiver of conditions.

5.  Closing Date:    The parties hereto acknowledge and agree that the Closing Date of the Purchase Agreement shall be February 25, 2002, or such earlier date as agreed upon between Pauls and Northwest.

6.  Purchase Price:    The parties hereto acknowledge and agree that the Purchase Price payable under the Purchase Agreement has been reduced from $10,800,000.00 to $10,600,000.00.

7.  Deposits:    Pauls hereby acknowledges receipt of the First Deposit and the Second Deposit payable pursuant to the Purchase Agreement, totaling $400,000.00, and the balance of the deposit paid by Certicom under the Lease, totaling approximately $225,000.00, subject to adjustment for February’s rent (which is to be paid by Certicom to Pauls when due under the Lease) and readjustment of Operating Costs to the Closing Date, if applicable, all of which shall be adjusted for and credited to Northwest against the Purchase Price on Closing. Certicom hereby consents to the foregoing.

8.  Representation of Pauls:    Pauls represents and warrants in favour of Northwest that as of the date hereof:

(a)  to the best of their knowledge and belief, each of the representations and warranties of Pauls contained in section 4.01 of the Purchase Agreement continues to be true and correct as of the date hereof;

(b)  there are no Contracts (as defined in the Purchase Agreement) to be assumed pursuant to the Purchase Agreement;

(c)  there are and on Closing shall be no brokerage commissions, finders fees nor the like payable by Pauls with respect to the Purchase Agreement or the closing of the transactions contemplated thereby, other than commissions payable to C.B. Richard Ellis for which Pauls shall be solely liable and which shall be paid from the sale proceeds on Closing;

(d)  no further consents are required from any authority in order for the transfer of the Property, in accordance with the Purchase Agreement, to comply with the Planning Act (Ontario); and

(e)  to the best of its knowledge and belief, all work required to satisfy the obligations of Pauls to the City of Mississauga secured by the Vendor’s Outstanding Letters of Credit, as defined in the Purchase Agreement, has been fully completed, subject to those landscaping related matters which may arise due to winter weather between the date hereof and the date of the City’s expected inspection in the Spring of 2002.

The representations and warranties of Pauls contained in this agreement shall not merge on Closing but shall continue in full force and effect for a period of six months after Closing.

9.  Representations of Certicom:    Certicom hereby represents and warrants to Northwest and Pauls that, to the best of its knowledge and belief, all work related to the landscaping of the property required to satisfy the obligation of Pauls, with respect to landscaping only, to the City of Mississauga secured by the Vendor’s Outstanding Letters of Credit, as defined in the Purchase Agreement, has been fully completed by Certicom, subject to those landscaping related matters which may arise due to winter weather between the date hereof and the date of the City’s expected inspection in the Spring of 2002.

10.  Notices:    Any notice or other communication required or permitted to be given under this agreement shall be in writing and shall be effectively given if delivered personally, sent by prepaid courier service or sent by fax, in each case to the applicable address set out below:

(a)  in the case of Certicom addressed to it at:

25821 Industrial Blvd
Hayward, California 94545

Attention:    Greg Capitolo
Fax:    510 780-5401

With a copy to:  McCarthy Tetrault LLP, Box 48, 4700 Toronto-Dominion
Bank Tower, Toronto ON M5K 1E6. Attn:    Oliver
Hobday. Fax No. 416.601.8248.

(b)    in the case of Northwest addressed to it at:

357 Bay Street
Suite 502
Toronto, Ontario M5H 2T7
Attention:    Paul Dalla Lana
Fax:    416 366-6886

With a copy to: McLean & Kerr LLP, #2800—Adelaide Street West,
Toronto ON M5H 3P5. Attn: Mike Brady. Fax No.:
416.366.8571

(c)    in the case of Pauls addressed to it at

Pauls Properties Corporation
191 The West Mall
Suite 340
Toronto, Ontario
M9C 5K8
Attention:    John P. Marotta
Facsimile No.    (416) 695-1277

With a copy to: Miller Thomson LLP, Suite 2500, 20 Queen Street East,
Toronto, Ontario M5H 9S1. Attn: Michael J. Wren.
Fax No. (416) 595-8695.

Any such communication so given shall be deemed to have been given or made or to have been received on the day of delivery if delivered, or on the day of faxing, if faxed, provided that such day in either event is a business day and the communication is delivered or faxed prior to 5:00 p.m. (Toronto time) on such day, otherwise such communication shall be deemed to have been given and received on the next following business day.

11.  General:    Time shall be one of the essence of this agreement and the transaction contemplated herein. This agreement shall be effective to create an interest in the

Property only if the provisions of the Planning Act (Ontario) are complied with. All of the covenants and agreements contained in this agreement shall be binding upon the parties and their respective successors and permitted assigns and shall enure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns and shall be governed by and construed in accordance with the laws of the Province of Ontario. The parties hereto hereby submit and attorn to the jurisdiction of the courts of the Province of Ontario in any action or proceeding that may be commenced with respect to the enforcement of this agreement. This agreement may be executed by the parties hereto in any number of separate counterparts and all of the said counterparts taken together shall be deemed to constitute one and the same instrument. A facsimile signature of any party to this agreement shall constitute the valid and binding signature of such party with the same effect as if it were an original signature endorsed on this agreement.

IN WITNESS WHEREOF the parties have executed this agreement as of the date first above written.

CERTICOM		NORTHWEST VALUE PARTNERS INC.

Per:	/s/ GREGORY M. CAPITOLO	Per:
Name:	Chief Financial Officer	Name:
Title:	Authorized Signatory	Title:	Authorized Signatory

Per:		Per:
Name:		Name:
Title:	Authorized Signatory	Title:	Authorized Signatory

I/We have authority to bind the Corporation

PAULS PROPERTIES CORPORATION

Per:		Per:
Name:		Name:
Title:	Authorized Signatory	Title:	Authorized Signatory

I/We have authority to bind the Corporation

Per:
Name:
Title:	Authorized Signatory

I/We have authority to bind the Corporation

Property only if the provisions of the Planning Act (Ontario) are complied with. All of the covenants and agreements contained in this agreement shall be binding upon the parties and their respective successors and permitted assigns and shall ensure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns and shall be governed by and construed in accordance with the laws of the Province of Ontario. The parties hereto hereby submit and attorn to the jurisdiction of the courts of the Province of Ontario in any action or proceeding that may be commenced with respect to the enforcement of this agreement. This agreement may be executed by the parties hereto in any number of separate counterparts and all of the said counterparts taken together shall be deemed to constitute one and the same instrument. A facsimile signature of any party to this agreement shall constitute the valid and binding signature of such party with the same effect as if it were an original signature endorsed on this agreement.

IN WITNESS WHEREOF the parties have executed this agreement as of the date first above written.

CERTICOM CORP.		NORTHWEST VALUE PARTNERS INC.

Per:		Per:	/s/ DAVID KEMPER
Name:		Name:
Title:	Authorized signatory	Title:	Authorized signatory

Per:		Per:
Name:		Name:
Title:	Authorized Signatory	Title:	Authorized Signatory

I/We have authority to bind the Corporation		I/We have authority to bind the Corporation

PAULS PROPERTIES CORPORATION

Per:
Name:
Title:	Authorized Signatory

Per:
Name:
Title:	Authorized Signatory

I/We have authority to bind the Corporation

Property only if the provisions of the Planning Act (Ontario) are complied with. All of the covenants and agreements contained in this agreement shall be binding upon the parties and their respective successors and permitted assigns and shall enure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns and shall be governed by and construed in accordance with the laws of the Province of Ontario. The parties hereto hereby submit and attorn to the jurisdiction of the courts of the Province of Ontario in any action or proceeding that may be commenced with respect to the enforcement of this agreement. This agreement may be executed by the parties hereto in any number of separate counterparts and all of the said counterparts taken together shall be deemed to constitute one and the same instrument. A facsimile signature of any party to this agreement shall constitute the valid and binding signature of such party with the same effect as if it were an original signature endorsed on this agreement.

IN WITNESS WHEREOF the parties have executed this agreement as of the date first above written.

CERTICOM CORP.		NORTHWEST VALUE PARTNERS INC.

Per:		Per:
Name:		Name:
Title:	Authorized signatory	Title:	Authorized signatory

I/We have authority to bind the Corporation		I/We have authority to bind the Corporation

Per:		Per:
Name:		Name:
Title:	Authorized signatory	Title:	Authorized signatory

PAULS PROPERTIES CORPORATION

Per:	/s/ BRIAN D. PAULS
Brian D. Pauls
Authorized signatory

I/We have authority to bind the Corporation

Per:
Name:
Title:	Authorized signatory

I/We have authority to bind the Corporation